12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION ANNOUNCES TWO NEW DIRECTORS

DALLAS – May 25, 2012 – Capital Southwest Corporation (NASDAQ: CSWC) today announced the appointment of Mr. Richard F. Strup and Mr. T. Duane Morgan to the Company’s Board of Directors.

Richard F. Strup, 59, is a consultant and investor with over 35 years of senior level domestic and international experience in marketing, finance, strategic planning and general management in consumer packaged goods.

Mr. Strup’s experience includes serving as Senior Vice President of Strategic Planning and Integration for Miller Brewing Company where he spearheaded the commercial agreement and integration of the company into South African Breweries. Prior to that, he managed Miller’s international businesses, and served as the company’s Global Chief Marketing Officer. Earlier in his career, he held various senior level marketing and financial positions at Frito-Lay, PepsiCo, and the General Foods Corporation.

Mr. Strup serves on the board of directors of the Big Shoulders Fund in Chicago; the Art of the Olympians Foundation in Ft. Myers, FL; and Heely’s, Inc. (NASDAQ: HLYS). Strup is also a long-standing member of Northwestern University’s Kellogg School of Management Alumni Board. He earned a Bachelor of Arts degree in Economics from Denison University, and a Master of Business Administration degree from Northwestern University.

Mr. Strup will serve as the Chairman of the Company’s Nominating and Governance Committee, and as a member of both the Audit and Compensation Committees.

T. Duane Morgan, 62, is an investor with broad experience in the energy sector.  He is the former President of the Engineered Products Group of Gardner Denver, a leading global manufacturer of highly engineered products.  Prior to this role, Mr. Morgan served as Vice President and General Manager of Gardner Denver’s Fluid Transfer Division.

Early in his career, Mr. Morgan held senior level positions at Cooper Cameron Corporation including President, Process Valves in the Valves and Measurement division. During his tenure with Cameron, he co-founded three independent corporations.

Mr. Morgan has served on the board of the Valve Manufacturers Association and several private and civic boards. Morgan earned his Bachelor of Science in Mathematics from McNeese State University and a Master of Business Administration degree from Louisiana State University. He also served as a First Lieutenant, Air Defense Artillery in the U.S. Army.

Mr. Morgan will serve as a member of both the Compensation and Nominating and Governance Committees.

About Capital Southwest Corporation
Capital Southwest has over 50 years experience helping companies grow and prosper. Since our founding in 1961, we have operated as a business development company with a refreshingly different mindset:  we provide capital to exceptional businesses and have the patience and flexibility to hold investments indefinitely, enabling companies to achieve their potential. Visit our website at www.CapitalSouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Gary L. Martin or Tracy L. Morris
972-233-8242

###